Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2019
DALLAS - April 17, 2019 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2019.
“We begin 2019 with strong operating results," said Keith Cargill, CEO. "Our first quarter earnings highlight improvements in key performance metrics, including positive operating leverage which we attribute to strategic initiatives put in place last year. We are confident in continuing to deliver on key strategic initiatives to diversify and reduce the cost of our deposits and build on our reputation for delivering a premier client experience, not simply transactions."

•
Loans held for investment ("LHI"), excluding mortgage finance loans, increased 2% on a linked quarter basis (increasing 1% on an average basis) and 8% from the first quarter of 2018 (increasing 9% on an average basis).

•
Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), increased 5% on a linked quarter basis (decreasing 1% on an average basis) and increased 42% from the first quarter of 2018 (increasing 33% on an average basis).

•
Demand deposits decreased 8% and total deposits remained flat on a linked quarter basis (decreased 6% and increased 1%, respectively, on an average basis), and decreased 9% and increased 10%, respectively, from the first quarter of 2018 (decreased 14% and increased 8%, respectively, on an average basis).

•	Net income increased 15% on a linked quarter basis and increased 15% from the first quarter of 2018.

•	EPS increased 16% on a linked quarter basis and increased 16% from the first quarter of 2018.
FINANCIAL SUMMARY
(Dollars and shares in thousands)

	Q1 2019	Q1 2018	% Change
QUARTERLY OPERATING RESULTS
Net income	$82,839	$71,945	15%
Net income available to common stockholders	$80,401	$69,507	16%
Diluted EPS	$1.60	$1.38	16%
Diluted shares	50,345	50,353	—%
ROA	1.26%	1.22%
ROE	13.58%	13.39%
BALANCE SHEET
LHS	$1,901,637	$1,088,565	75%
LHI, mortgage finance	6,299,710	4,689,938	34%
LHI	17,061,590	15,741,772	8%
Total LHI	23,361,300	20,431,710	14%
Total loans	25,262,937	21,520,275	17%
Total assets	28,383,111	24,449,147	16%
Demand deposits	6,743,607	7,413,340	(9)%
Total deposits	20,650,127	18,764,533	10%
Stockholders’ equity	2,581,942	2,273,429	14%

DETAILED FINANCIALS
For the first quarter of 2019, net income was $82.8 million and net income available to common stockholders was $80.4 million, compared to net income of $71.9 million and net income available to common stockholders of $69.5 million for the same period in 2018. On a fully diluted basis, earnings per common share were $1.60 for the quarter ended March 31, 2019 compared to $1.38 for the same period of 2018. The increases reflect a $10.9 million increase in net income primarily driven by increases in net interest income and non-interest income for the first quarter of 2019 compared to the first quarter of 2018, partially offset by increases in the provision for credit losses and non-interest expense.

Return on common equity ("ROE") was 13.58 percent and return on average assets ("ROA") was 1.26 percent for the first quarter of 2019, compared to 11.82 percent and 1.09 percent, respectively, for the fourth quarter of 2018 and 13.39 percent and 1.22 percent, respectively, for the first quarter of 2018. The linked quarter increases in ROE and ROA for the first quarter of 2019 resulted primarily from the decrease in the provision for credit losses and increase in non-interest income, offset by the increase in non-interest expense.

Net interest income was $235.6 million for the first quarter of 2019, compared to $240.7 million for the fourth quarter of 2018 and $210.3 million for the first quarter of 2018. The linked quarter decrease in net interest income was due primarily to the decrease in day count in the quarter. The year-over-year increase in net interest income was due primarily to increases in loan yields and growth in average total loans, partially offset by increases in average interest-bearing deposits and cost of deposits. Net interest margin for the first quarter of 2019 was 3.73 percent, a decrease of 5 basis points from the fourth quarter of 2018 and an increase of 2 basis points from the first quarter of 2018. LHI, excluding mortgage finance loans, yields increased 10 basis points from the fourth quarter of 2018, and increased 68 basis points compared to the first quarter of 2018. Mortgage finance loans, excluding MCA loans, yields for the first quarter of 2019 increased 9 basis points compared to the fourth quarter of 2018 and increased 11 basis points compared to the first quarter of 2018. Total cost of deposits for the first quarter of 2019 increased 16 basis points to 1.33 percent compared to 1.17 percent for the fourth quarter of 2018, and increased 67 basis points from 0.66 percent for the first quarter of 2018.

Average LHI, excluding mortgage finance loans, for the first quarter of 2019 were $16.9 billion, an increase of $222.9 million, or 1 percent, from the fourth quarter of 2018 and an increase of $1.4 billion, or 9 percent, from the first quarter of 2018. Average total mortgage finance loans, including MCA loans, for the first quarter of 2019 were $7.1 billion, a decrease of $41.8 million, or 1 percent, from the fourth quarter of 2018 and an increase of $1.8 billion, or 33 percent, from the first quarter of 2018.

Average total deposits for the first quarter of 2019 increased $136.1 million, or 1 percent, from the fourth quarter of 2018 and increased $1.6 billion, or 8 percent, from the first quarter of 2018. Average demand deposits for the first quarter of 2019 decreased $415.3 million, or 6 percent, to $7.0 billion from $7.5 billion for the fourth quarter of 2018, and decreased $1.1 billion, or 14 percent, from the first quarter of 2018 as a result of the rising interest rate environment and the shift to interest-bearing deposits.

We recorded a $20.0 million provision for credit losses for the first quarter of 2019 compared to $35.0 million for the fourth quarter of 2018 and $12.0 million for the first quarter of 2018. The provision for the first quarter of 2019 was driven by the consistent application of our methodology. The linked quarter decrease resulted from a decrease in charge-offs during the first quarter of 2019 compared to the fourth quarter of 2018, partially offset by an increase in non-accrual loans. The total allowance for credit losses at March 31, 2019 increased to 0.93 percent of LHI, compared to 0.90 percent at December 31, 2018 and decreased from 0.98 percent at March 31, 2018. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced an increase in non-performing assets ("NPAs") in the first quarter of 2019 compared to the fourth quarter of 2018 and first quarter of 2018. The ratio of total NPAs to total LHI plus other real estate owned ("OREO") for the first quarter of 2019 was 0.57 percent, compared to 0.36 percent for the fourth quarter of 2018 and 0.65 percent for the first quarter of 2018. Net charge-offs for the first quarter of 2019 were $4.6 million compared to $32.6 million for the fourth quarter of 2018 and $5.2 million for the first quarter of 2018. For the first quarter of 2019, net charge-offs were 0.09 percent of average total LHI, compared to 0.60 percent for the fourth quarter of 2018 and 0.11 percent for the same period in 2018.

Non-interest income increased $14.7 million, or 96 percent, during the first quarter of 2019 compared to the fourth quarter of 2018, and increased $10.1 million, or 50 percent, compared to the first quarter of 2018. The linked quarter increase is primarily related to increases in the net gain on sale of loans held for sale and other non-interest income, primarily due to an $8.5 million legal claim settled during the first quarter of 2019. The year-over-year increase primarily related to increases in the net gain on sale of loans and other non-interest income, primarily due to an $8.5 million legal claim settled during the first quarter of 2019, offset by a decrease in servicing income.

Non-interest expense for the first quarter of 2019 increased $10.5 million, or 8 percent, compared to the fourth quarter of 2018, and increased $13.4 million, or 11 percent, compared to the first quarter of 2018. The linked quarter increase in non-interest expense was primarily related to increases in salaries and employee benefits, marketing and servicing related expenses, offset by a decrease in legal and professional expenses. The year-over-year increase was primarily due to increases in salaries and employee benefits, marketing, legal and professional and communications and technology expenses, offset by a $2.2 million decrease in allowance and other carrying costs for OREO related to the decline in OREO properties held.

Stockholders’ equity increased by 14 percent from $2.3 billion at March 31, 2018 to $2.6 billion at March 31, 2019, primarily due to the retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines. At March 31, 2019, our ratio of tangible common equity to total tangible assets was 8.5% percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2019	2018	2018	2018	2018
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$325,561	$321,718	$301,754	$286,852	$253,869
Interest expense	89,947	81,045	69,579	55,140	43,569
Net interest income	235,614	240,673	232,175	231,712	210,300
Provision for credit losses	20,000	35,000	13,000	27,000	12,000
Net interest income after provision for credit losses	215,614	205,673	219,175	204,712	198,300
Non-interest income	30,014	15,280	25,518	17,279	19,947
Non-interest expense	140,378	129,862	136,143	132,131	126,960
Income before income taxes	105,250	91,091	108,550	89,860	91,287
Income tax expense	22,411	19,200	22,998	18,424	19,342
Net income	82,839	71,891	85,552	71,436	71,945
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$80,401	$69,454	$83,114	$68,999	$69,507

Diluted EPS	$1.60	$1.38	$1.65	$1.38	$1.38
Diluted shares	50,345,399	50,333,412	50,381,349	50,096,015	50,353,497
CONSOLIDATED BALANCE SHEET DATA
Total assets	$28,383,111	$28,257,767	$27,127,107	$27,781,910	$24,449,147
LHI	17,061,590	16,690,550	16,569,538	16,536,721	15,741,772
LHI, mortgage finance	6,299,710	5,877,524	5,477,787	5,923,058	4,689,938
LHS	1,901,637	1,969,474	1,651,930	1,276,768	1,088,565
Liquidity assets(1)	2,154,155	2,865,874	2,615,570	3,288,107	2,296,673
Investment securities	230,749	120,216	117,389	24,408	24,929
Demand deposits	6,743,607	7,317,161	7,031,460	7,648,125	7,413,340
Total deposits	20,650,127	20,606,113	20,385,637	20,334,871	18,764,533
Other borrowings	4,497,892	4,541,174	3,686,818	4,520,849	2,835,540
Subordinated notes	281,858	281,767	281,677	281,586	281,496
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,581,942	2,500,394	2,426,442	2,343,530	2,273,429

End of period shares outstanding	50,263,611	50,200,710	50,177,260	50,151,064	49,669,774
Book value	$48.38	$46.82	$45.37	$43.74	$42.75
Tangible book value(2)	$48.02	$46.45	$45.00	$43.36	$42.37
SELECTED FINANCIAL RATIOS
Net interest margin	3.73%	3.78%	3.70%	3.93%	3.71%
Return on average assets	1.26%	1.09%	1.31%	1.16%	1.22%
Return on average common equity	13.58%	11.82%	14.68%	12.72%	13.39%
Non-interest income to average earning assets	0.47%	0.24%	0.40%	0.29%	0.35%
Efficiency ratio(3)	52.8%	50.7%	52.8%	53.1%	55.1%
Non-interest expense to average earning assets	2.21%	2.03%	2.15%	2.23%	2.23%
Tangible common equity to total tangible assets(4)	8.5%	8.3%	8.3%	7.8%	8.6%
Common Equity Tier 1	8.6%	8.6%	8.6%	8.3%	8.8%
Tier 1 capital	9.6%	9.5%	9.6%	9.3%	9.9%
Total capital	11.4%	11.3%	11.5%	11.1%	11.9%
Leverage	10.0%	9.9%	9.7%	9.9%	9.9%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2019	March 31, 2018	% Change
Assets
Cash and due from banks	$177,137	$154,497	15%
Interest-bearing deposits	2,129,155	2,271,673	(6)%
Federal funds sold and securities purchased under resale agreements	25,000	25,000	—%
Securities, available-for-sale	230,749	24,929	826%
LHS, at fair value	1,901,637	1,088,565	75%
LHI, mortgage finance	6,299,710	4,689,938	34%
LHI (net of unearned income)	17,061,590	15,741,772	8%
Less: Allowance for loan losses	208,573	190,898	9%
LHI, net	23,152,727	20,240,812	14%
Mortgage servicing rights, net	44,088	76,561	(42)%
Premises and equipment, net	24,200	27,564	(12)%
Accrued interest receivable and other assets	679,966	520,624	31%
Goodwill and intangibles, net	18,452	18,922	(2)%
Total assets	$28,383,111	$24,449,147	16%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$6,743,607	$7,413,340	(9)%
Interest bearing	13,906,520	11,351,193	23%
Total deposits	20,650,127	18,764,533	10%

Accrued interest payable	24,488	5,174	373%
Other liabilities	233,398	175,569	33%
Federal funds purchased and repurchase agreements	897,892	535,540	68%
Other borrowings	3,600,000	2,300,000	57%
Subordinated notes, net	281,858	281,496	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	25,801,169	22,175,718	16%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at March 31, 2019 and 2018	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,264,028 and 49,670,191 at March 31, 2019 and 2018, respectively	503	497	1%
Additional paid-in capital	969,079	962,553	1%
Retained earnings	1,461,893	1,159,925	26%
Treasury stock (shares at cost: 417 at March 31, 2019 and 2018)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	475	462	3%
Total stockholders’ equity	2,581,942	2,273,429	14%
Total liabilities and stockholders’ equity	$28,383,111	$24,449,147	16%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended March 31,
	2019	2018
Interest income
Interest and fees on loans	$312,703	$243,864
Investment securities	1,460	206
Federal funds sold and securities purchased under resale agreements	379	1,045
Interest-bearing deposits in other banks	11,019	8,754
Total interest income	325,561	253,869
Interest expense
Deposits	69,054	31,702
Federal funds purchased	3,516	969
Other borrowings	11,854	5,680
Subordinated notes	4,191	4,191
Trust preferred subordinated debentures	1,332	1,027
Total interest expense	89,947	43,569
Net interest income	235,614	210,300
Provision for credit losses	20,000	12,000
Net interest income after provision for credit losses	215,614	198,300
Non-interest income
Service charges on deposit accounts	2,979	3,137
Wealth management and trust fee income	2,009	1,924
Brokered loan fees	5,066	5,168
Servicing income	2,734	5,492
Swap fees	1,031	1,562
Net gain/(loss) on sale of LHS	(505)	(2,173)
Other	16,700	4,837
Total non-interest income	30,014	19,947
Non-interest expense
Salaries and employee benefits	77,823	72,537
Net occupancy expense	7,879	7,234
Marketing	11,708	8,677
Legal and professional	10,030	7,530
Communications and technology	9,198	6,633
FDIC insurance assessment	5,122	6,103
Servicing related expenses	5,382	3,805
Allowance and other carrying costs for OREO	—	2,155
Other	13,236	12,286
Total non-interest expense	140,378	126,960
Income before income taxes	105,250	91,287
Income tax expense	22,411	19,342
Net income	82,839	71,945
Preferred stock dividends	2,438	2,438
Net income available to common stockholders	$80,401	$69,507

Basic earnings per common share	$1.60	$1.40
Diluted earnings per common share	$1.60	$1.38

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2019	2018	2018	2018	2018
Allowance for loan losses:
Beginning balance	$191,522	$190,306	$179,096	$190,898	$184,655
Loans charged-off:
Commercial	4,865	34,419	1,301	38,305	5,667
Real estate	—	—	—	—	—
Construction	—	—	—	—	—
Consumer	—	—	767	—	—
Leases	—	—	319	—	—
Total charge-offs	4,865	34,419	2,387	38,305	5,667
Recoveries:
Commercial	266	1,399	389	320	360
Real estate	—	26	11	8	24
Construction	—	—	—	—	—
Consumer	10	360	10	9	59
Leases	1	1	12	1	19
Total recoveries	277	1,786	422	338	462
Net charge-offs	4,588	32,633	1,965	37,967	5,205
Provision for loan losses	21,639	33,849	13,175	26,165	11,448
Ending balance	$208,573	$191,522	$190,306	$179,096	$190,898

Allowance for off-balance sheet credit losses:
Beginning balance	$11,434	$10,283	$10,458	$9,623	$9,071
Provision for off-balance sheet credit losses	(1,639)	1,151	(175)	835	552
Ending balance	$9,795	$11,434	$10,283	$10,458	$9,623

Total allowance for credit losses	$218,368	$202,956	$200,589	$189,554	$200,521

Total provision for credit losses	$20,000	$35,000	$13,000	$27,000	$12,000

Allowance for loan losses to LHI	0.89%	0.85%	0.86%	0.80%	0.93%
Allowance for loan losses to average LHI	0.96%	0.88%	0.87%	0.86%	0.98%
Net charge-offs to average LHI(1)	0.09%	0.60%	0.04%	0.73%	0.11%
Net charge-offs to average LHI for last twelve months(1)	0.36%	0.37%	0.22%	0.28%	0.15%
Total provision for credit losses to average LHI(1)	0.37%	0.64%	0.24%	0.52%	0.25%
Total allowance for credit losses to LHI	0.93%	0.90%	0.91%	0.84%	0.98%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2019	2018	2018	2018	2018

Non-performing assets (NPAs):
Non-accrual loans	$133,690	$80,375	$107,532	$83,295	$123,542
Other real estate owned (OREO)	—	79	79	9,526	9,558
Total LHI NPAs	$133,690	$80,454	$107,611	$92,821	$133,100

Non-accrual loans to LHI	0.57%	0.36%	0.49%	0.37%	0.60%
Total LHI NPAs to LHI plus OREO	0.57%	0.36%	0.49%	0.41%	0.65%
Total LHI NPAs to earning assets	0.49%	0.29%	0.41%	0.35%	0.56%
Allowance for loan losses to non-accrual loans	1.6x	2.4x	1.8x	2.2x	1.5x

Loans past due 90 days and still accruing(1)	$12,245	$9,353	$11,295	$7,357	$13,563
Loans past due 90 days to LHI	0.05%	0.04%	0.05%	0.03%	0.07%
LHS past due 90 days and still accruing(2)	$13,693	$16,829	$25,238	$27,858	$35,226

(1)
At March 31, 2019, loans past due 90 days and still accruing includes premium finance loans of $12.0 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2019	2018	2018	2018	2018
Interest income
Interest and fees on loans	$312,703	$310,470	$291,189	$279,447	$243,864
Investment securities	1,460	1,274	1,161	193	206
Federal funds sold and securities purchased under resale agreements	379	984	1,018	745	1,045
Interest-bearing deposits in other banks	11,019	8,990	8,386	6,467	8,754
Total interest income	325,561	321,718	301,754	286,852	253,869
Interest expense
Deposits	69,054	61,773	52,034	39,607	31,702
Federal funds purchased	3,516	2,097	1,800	1,665	969
Other borrowings	11,854	11,726	10,317	8,484	5,680
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,332	1,258	1,237	1,193	1,027
Total interest expense	89,947	81,045	69,579	55,140	43,569
Net interest income	235,614	240,673	232,175	231,712	210,300
Provision for credit losses	20,000	35,000	13,000	27,000	12,000
Net interest income after provision for credit losses	215,614	205,673	219,175	204,712	198,300
Non-interest income
Service charges on deposit accounts	2,979	3,168	3,477	3,005	3,137
Wealth management and trust fee income	2,009	2,152	2,065	2,007	1,924
Brokered loan fees	5,066	5,408	6,141	5,815	5,168
Servicing income	2,734	2,861	4,987	4,967	5,492
Swap fees	1,031	1,356	1,355	1,352	1,562
Net gain/(loss) on sale of LHS	(505)	(8,087)	(444)	(5,230)	(2,173)
Other	16,700	8,422	7,937	5,363	4,837
Total non-interest income	30,014	15,280	25,518	17,279	19,947
Non-interest expense
Salaries and employee benefits	77,823	69,500	77,327	72,404	72,537
Net occupancy expense	7,879	7,390	8,362	7,356	7,234
Marketing	11,708	10,208	10,214	10,236	8,677
Legal and professional	10,030	13,042	10,764	11,654	7,530
Communications and technology	9,198	8,845	7,435	7,143	6,633
FDIC insurance assessment	5,122	5,423	6,524	6,257	6,103
Servicing related expenses	5,382	2,555	4,207	4,367	3,805
Allowance and other carrying costs for OREO	—	7	(1,864)	176	2,155
Other	13,236	12,892	13,174	12,538	12,286
Total non-interest expense	140,378	129,862	136,143	132,131	126,960
Income before income taxes	105,250	91,091	108,550	89,860	91,287
Income tax expense	22,411	19,200	22,998	18,424	19,342
Net income	82,839	71,891	85,552	71,436	71,945
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$80,401	$69,454	$83,114	$68,999	$69,507

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	1st Quarter 2019			4th Quarter 2018			3rd Quarter 2018			2nd Quarter 2018			1st Quarter 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$30,625	$274	3.62%	$23,977	$259	4.29%	$24,221	$191	3.14%	$24,514	$193	3.15%	$23,854	$206	3.50%
Investment securities - Non-taxable(2)	114,341	1,501	5.33%	93,394	1,285	5.46%	91,298	1,228	5.33%	—	—	—%	—	—	—%
Federal funds sold and securities purchased under resale agreements	63,652	379	2.41%	173,654	984	2.25%	203,972	1,018	1.98%	166,613	745	1.79%	261,641	1,045	1.62%
Interest-bearing deposits in other banks	1,823,106	11,019	2.45%	1,585,763	8,990	2.25%	1,697,787	8,386	1.96%	1,498,474	6,467	1.73%	2,302,938	8,754	1.54%
LHS, at fair value	2,122,302	25,303	4.84%	2,049,395	24,407	4.72%	1,484,459	17,272	4.62%	1,516,047	17,026	4.50%	1,187,594	12,535	4.28%
LHI, mortgage finance loans	4,931,879	46,368	3.81%	5,046,540	47,305	3.72%	5,443,829	49,715	3.62%	4,898,411	47,056	3.85%	4,097,995	37,362	3.70%
LHI(1)(2)	16,866,456	242,155	5.82%	16,643,559	239,995	5.72%	16,331,622	225,604	5.48%	15,883,317	216,755	5.47%	15,425,323	195,333	5.14%
Less allowance for loan losses	192,122	—	—	182,814	—	—	179,227	—	—	189,238	—	—	184,238	—	—
LHI, net of allowance	21,606,213	288,523	5.42%	21,507,285	287,300	5.30%	21,596,224	275,319	5.06%	20,592,490	263,811	5.14%	19,339,080	232,695	4.88%
Total earning assets	25,760,239	326,999	5.15%	25,433,468	323,225	5.04%	25,097,961	303,414	4.80%	23,798,138	288,242	4.86%	23,115,107	255,235	4.48%
Cash and other assets	894,797			828,156			877,954			808,099			797,506
Total assets	$26,655,036			$26,261,624			$25,975,915			$24,606,237			$23,912,613
Liabilities and Stockholders’ Equity
Transaction deposits	$3,263,976	$16,001	1.99%	$3,233,960	$15,150	1.86%	$3,253,310	$13,642	1.66%	$2,889,834	$10,295	1.43%	$2,792,954	$8,651	1.26%
Savings deposits	8,751,200	41,673	1.93%	8,354,332	36,913	1.75%	7,820,742	29,930	1.52%	7,784,937	25,454	1.31%	7,982,256	21,958	1.12%
Time deposits	2,010,476	11,380	2.30%	1,886,016	9,710	2.04%	1,778,831	8,462	1.89%	979,735	3,858	1.58%	506,375	1,093	0.88%
Total interest bearing deposits	14,025,652	69,054	2.00%	13,474,308	61,773	1.82%	12,852,883	52,034	1.61%	11,654,506	39,607	1.36%	11,281,585	31,702	1.14%
Other borrowings	2,412,254	15,370	2.58%	2,290,520	13,823	2.39%	2,275,640	12,117	2.11%	2,113,391	10,149	1.93%	1,721,914	6,649	1.57%
Subordinated notes	281,799	4,191	6.03%	281,708	4,191	5.90%	281,619	4,191	5.90%	281,527	4,191	5.97%	281,437	4,191	6.04%
Trust preferred subordinated debentures	113,406	1,332	4.76%	113,406	1,258	4.40%	113,406	1,237	4.33%	113,406	1,193	4.22%	113,406	1,027	3.67%
Total interest bearing liabilities	16,833,111	89,947	2.17%	16,159,942	81,045	1.99%	15,523,548	69,579	1.78%	14,162,830	55,140	1.56%	13,398,342	43,569	1.32%
Demand deposits	7,047,120			7,462,392			7,940,503			8,017,578			8,147,721
Other liabilities	223,142			157,278			116,302			100,074			110,698
Stockholders’ equity	2,551,663			2,482,012			2,395,562			2,325,755			2,255,852
Total liabilities and stockholders’ equity	$26,655,036			$26,261,624			$25,975,915			$24,606,237			$23,912,613
Net interest income(2)		$237,052			$242,180			$233,835			$233,102			$211,666
Net interest margin			3.73%			3.78%			3.70%			3.93%			3.71%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.